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                                                                   EXHIBIT 23.6

                         CONSENT OF FINANCIAL ADVISOR

We hereby consent to the use of this Registration Statement on Form S-4 of Union Planters Corporation of our letter to the Board of Directors of BancAlabama, Inc., included as Appendix C to the Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                 /s/ Alex Sheshunoff & Company
                                                     Investment Banking
                                                 -----------------------------
                                                 ALEX SHESHUNOFF & COMPANY
                                                 INVESTMENT BANKING

Austin, Texas
July 24, 1996